                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Homestore.com, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1)  Title of each class of securities to which transaction applies:

  2)  Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4)  Proposed maximum aggregate value of transaction:

  5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1)  Amount previously paid:

  2)  Form, Schedule or Registration Statement No.:

  3)  Filing Party:

  4)  Date Filed:

                            [LOGO OF homestore.com]

                   Notice of Annual Meeting of Stockholders

                            To Be Held May 10, 2001

                               ----------------

To Our Stockholders:

   The annual meeting of stockholders (the "Annual Meeting") of Homestore.com, Inc., a Delaware corporation (the "Company" or "Homestore"), will be held on May 10, 2001 at 2:00 p.m. at the offices of Homestore located at 30700 Russell Ranch Road, Westlake Village, California 91362, for the following purposes:

  1. To elect two Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 28, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH J. SHEW
                                          Joseph J. Shew
                                          Senior Vice President, Chief
                                          Financial Officer and Assistant
                                          Secretary

Westlake Village, California
April 16, 2001

                           YOUR VOTE IS IMPORTANT

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND
                     RETURN IT IN THE ENCLOSED ENVELOPE.

                            [LOGO OF HOMESTORE.COM]


                           30700 Russell Ranch Road
                      Westlake Village, California 91362

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This proxy statement is furnished on behalf of the Board of Directors (the "Board") of Homestore.com, Inc., a Delaware corporation (the "Company" or "Homestore"), for use at Homestore's Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 10, 2001 at 2:00 p.m., and at any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Homestore located at 30700 Russell Ranch Road, Westlake Village, California 91362.

   These proxy solicitation materials were mailed on or about April 18, 2001 to all stockholders entitled to vote at the Annual Meeting.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

   At the Annual Meeting, stockholders will vote on the matters outlined in the accompanying Notice of Meeting of stockholders on the cover page of this proxy statement, including election of the Class II directors and ratification of the Company's independent accountants.

Who is entitled to vote?

   Only stockholders of record at the close of business on the record date, March 28, 2001 (the "Record Date"), are entitled to vote at the Annual Meeting, or any postponements or adjournments of the meeting.

What are the Board's recommendations on the proposals?

   The Board recommends a vote FOR each of the nominees and FOR the ratification of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001.

How do I vote?

   Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

   If your shares are held by your broker or bank, in "street name," you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

   Yes, you have the right to revoke your proxy at any time before the Annual Meeting by notifying the Secretary of the Company in writing, voting in person or returning a later-dated proxy card.

Who will count the vote?

   Mellon Investor Services will count the votes and act as the inspector of election.

What shares are included on the proxy card(s)?

   The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

   If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Mellon Investor Services (800-356-2017), or, if your shares are held in "street name," by contacting the broker or bank who holds your shares.

How many shares can vote?

   As of the Record Date, 107,178,238 shares of common stock, the only voting securities of the Company, were issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

What is a "quorum"?

   A "quorum" is a majority of the outstanding shares entitled to vote. They may be present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees for which the Company receives a signed proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

What is required to approve each proposal?

   For the election of the Class II directors, once a quorum has been established, the nominees for director who receive the most votes will become Class II directors of the Company. To ratify the appointment of the independent accountants, a majority of the shares represented at the Annual Meeting, either in person or by proxy, must be voted in favor of the proposal.

   If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I abstain?

   Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote.

How will the Company solicit proxies?

   Mellon Investor Services was retained by the Company to assist in the distribution of proxy materials and solicitation of votes. The cost of soliciting proxies, which will be conducted by mail, will be borne by the Company. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.

                         ITEM 1--ELECTION OF DIRECTORS

   The Bylaws of the Company presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time. The Board has fixed the authorized number of directors at eight. The Bylaws of the Company also provide for the Board to be divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office for Class II, Class III and Class I directors will expire at the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively. The term of office for the Class II directors elected at this Annual Meeting will expire at the annual meeting of stockholders to be held in 2004 or until his earlier death, resignation or removal.

   Unless otherwise instructed, the proxyholders will vote the proxies received by them for the two nominees named below. If any nominee of the Company is unable or declines to serve as a Class II director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Each director has agreed to serve as director, if elected.

   The nominees for election as Class II directors are:

Kenneth K. Klein                                      Director since August 1998

   Mr. Klein, 57, has served as a director of Homestore since August 1998. He is President and Chief Executive Officer of a privately held group of companies, which are involved in diversified residential and light commercial construction and land development, including Kleinco Construction Services, Inc., which Mr. Klein has served as President and Chief Executive Officer since 1980. Mr. Klein was the National Vice President of the National Association of Home Builders and is currently a member of its Executive Committee. Mr. Klein received a B.S. in accounting from Oklahoma State University.

William E. Kelvie                                     Director since August 1998

   Mr. Kelvie, 53, has served as a director of Homestore since August 1998. He currently serves as Chief Executive Officer of Overture Corporation, an information technology company, since July 2000. Prior to his tenure at Overture Corporation, Mr. Kelvie was the Chief Information Officer responsible for information technology systems at Federal National Mortgage Association, or Fannie Mae, including its technology business and internal systems, and has served as special adviser to the Chief Executive Officer of Fannie Mae since July 2000. Mr. Kelvie joined Fannie Mae in 1990 as Senior Vice President and Chief Information Officer. Prior to his tenure at Fannie Mae, Mr. Kelvie was a partner with Nolan, Norton & Co., a management consulting company specializing in information technology strategies and plans. He also served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers Insurance Company, an insurance and financial services company. Mr. Kelvie serves on the board of directors of Viant Corporation. Mr. Kelvie received a B.A. in English literature from Tufts University and an M.A. in English literature from Trinity College.

Recommendation of the Board

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CLASS II NOMINEES LISTED ABOVE.

Board Meetings and Committees

   The Board held a total of 10 meetings during the fiscal year ended December 31, 2000. During that period, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors, or the total number of meetings of all committees of the Board of Directors on which that director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominations Committee.

   The Audit Committee consists of William E. Kelvie and Kenneth K. Klein. The Compensation Committee consists of L. John Doerr and Joe F. Hanauer and the Nominations Committee consists of L. John Doerr, Joe F. Hanauer and Stuart H. Wolff. The Audit Committee reviews the Company's financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held six meetings during 2000. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees, and administers the Company's stock plans and employee benefit plans. The Compensation Committee held sixteen meetings during 2000. The Nominations Committee makes recommendations to the Board concerning Board composition and recruiting of new members. The Nominations Committee held two meetings during 2000. There are currently no nominee recommendations from security holders that have been presented to the Nominations Committee for consideration.

Director Compensation

   Directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses in attending Board and committee meetings.

   During 2000, each new non-employee director was entitled to receive an option to purchase 15,000 shares of the Company's common stock and each non-employee director who has served continuously as a member of the Board for a period of at least one year was granted an option to purchase 7,500 shares of the Company's common stock under the 1999 Stock Incentive Plan, with the exception of Messrs. Hanauer and Klein, who each received options to purchase 50,000 and 20,000 shares of the Company's common stock, respectively, and Mr. McDermott, who declined the options available to him. Mr. Kelvie declined the stock option granted to him and such stock option was cancelled by the Company. The Board may, in its discretion, grant additional options depending on the level of additional services performed by any particular member of the Board. Each option has an exercise price equal to the fair market value of the Company's common stock on the date of grant and a ten-year term, but will terminate within a specified time, as defined in the 1999 Stock Incentive Plan, following the date the option holder ceases to be a director or consultant. Each option vests monthly over three years.

   Effective in 2001, each new non-employee director will be granted an option to purchase 30,000 shares of the Company's common stock and each non-employee director who has served continuously as a member of the Board for at least one year will be granted an option to purchase 20,000 shares of the Company's common stock under the stock incentive plan. Each non-employee director who serves as chairman of a board committee will be granted an option to purchase up to an additional 20,000 shares of the Company's common stock, but not to exceed an aggregate of 40,000 shares in any given year. Except as otherwise provided by the Board of Directors, each of these options will vest on a monthly basis over three years.

                     ITEM 2--RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

   The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the year ended December 31, 2000, was recommended by the Audit Committee, whose selection was approved by the Board to act in such capacity for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. If the stockholders of the Company do not ratify the selection of PricewaterhouseCoopers LLP, the Board, on the recommendation of the Audit Committee, will appoint substitute independent accountants.

   A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Recommendation of the Board

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                  MANAGEMENT

Executive Officers and Directors

   The following table sets forth information regarding our executive officers, our Class II nominees and our Class I and III directors.

              Name               Age                  Position
              ----               ---                  --------
                                     Chairman of the Board and Chief Executive
 Stuart H. Wolff, Ph.D.(3)......  37 Officer
                                     Executive Vice President, Chief Operating
 John M. Giesecke, Jr...........  39 Officer and Secretary
                                     Executive Vice President, Business
 Peter B. Tafeen................  31 Development and Sales
 Joseph J. Shew.................  35 Senior Vice President, Chief Financial
                                     Officer and Assistant Secretary
 Michael A. Buckman.............  53 Senior Vice President, New Verticals
                                     Senior Vice President, Corporate
 M. Jeffrey Charney.............  41 Marketing and Communications
                                     Senior Vice President, Human Resources
 Catherine Kwong Giffen.........  35 and Administration
 David M. Rosenblatt............  36 Senior Vice President, Corporate
                                     Development and General Counsel
 Barbara T. Alexander...........  52 Director
 L. John Doerr(2)(3)............  49 Director
 Joe F. Hanauer(2)(3)...........  62 Director
 William E. Kelvie(1)...........  53 Director
 Kenneth K. Klein(1)............  57 Director
 Terrence M. McDermott..........  58 Director
 Richard A. Smith...............  47 Director

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominations Committee.

   The Company's executive officers and directors are also executive officers and directors of its subsidiary, RealSelect, Inc. ("RealSelect"), with the exception of Barbara T. Alexander and Richard A. Smith, and Messrs. Buckman, Giesecke and Shew are also directors of RealSelect. Under the terms of the Company's stockholders agreement relating to RealSelect, the National Association of REALTORS (the "NAR") has the right to appoint two members to the RealSelect board of directors. See "Related Party Transactions." The directors of RealSelect appointed by the NAR are Mr. Terrence M. McDermott, Executive Vice President of the NAR, and Mr. Alan Yassky. By virtue of its ownership of the sole outstanding share of Series A preferred stock of the Company, the NAR has the right to elect one director of the Company, and the NAR has exercised that right to elect Mr. McDermott as a director.

   Stuart H. Wolff, Ph.D. joined Homestore in November 1996 as Chairman and Chief Executive Officer. Dr. Wolff is a Class III director. From September 1994 to September 1996, Dr. Wolff was Vice President of Business Services at TCI Interactive and at AND Interactive, subsidiaries of TCI Communications, Inc., a cable company. Prior to his tenure at TCI Communications, Inc., Dr. Wolff was an engineer at IBM and a research scientist at AT&T Bell Labs. In 1986, he was recognized by the Japanese Ministry of Education and awarded the Monbushu Fellowship at the Tokyo Institute of Technology. Dr. Wolff received a B.S. in electrical engineering from Brown University and an M.E.E. and Ph.D. in electrical engineering from Princeton University.

   John M. Giesecke, Jr. joined Homestore in June 1998 as Vice President of Finance, was appointed as Secretary in August 1998 and was promoted to Executive Vice President and Chief Financial Officer in December 1998. In February 2001, Mr. Giesecke was promoted to Executive Vice President, Chief Operating Officer and Secretary. From March 1994 to March 1998, Mr. Giesecke was Vice President of Corporate Controllership in charge of worldwide controllership activities for The Walt Disney Company. Prior to his tenure at The Walt Disney Company, Mr. Giesecke spent eight years as a certified public accountant with Price Waterhouse LLP, most recently as Senior Manager. Mr. Giesecke received a B.S. in business and public administration from the University of Arizona.

   Peter B. Tafeen joined Homestore in September 1997 as Executive Vice President of Business Development. In February 2001, Mr. Tafeen was promoted to Executive Vice President, Business Development and Sales. From June 1995 to September 1997, Mr. Tafeen served as Director of Business Development for PointCast Incorporated, an Internet software company. Prior to his tenure at PointCast, from March 1993 to June 1995, Mr. Tafeen served as an Area Director for the Gartner Group, Inc., a technology consulting company. Mr. Tafeen received a B.S. in political science from the University of Massachusetts at Amherst.

   Joseph J. Shew joined Homestore in August 1998 as Controller, was promoted to Vice President of Finance in January 1999, and was promoted to Senior Vice President, Chief Financial Officer and Assistant Secretary in February 2001. From October 1994 to August 1998, Mr. Shew was Director of Corporate Controllership for The Walt Disney Company. Prior to his tenure at Disney, Mr. Shew spent six years as a certified public accountant with Price Waterhouse LLP, most recently as Manager. Mr. Shew received a B.S. in accounting from Villanova University.

   Michael A. Buckman joined Homestore in February 1999 as President and Chief Operating Officer and currently holds the title of Senior Vice President, New Verticals. Prior to joining Homestore, Mr. Buckman served as Chief Executive Officer for Worldspan Travel Information Services, a worldwide travel reservation and airline support services organization, since June 1995. From January 1992 to June 1995, Mr. Buckman was Executive Vice President of American Express Company. Prior to his tenure at American Express, he was Chief Operating Officer of Lifeco Services Corporation, a travel services company, and President of the Sabre Travel Information Network, a travel distribution company. Mr. Buckman received a B.B.A. from the University of Texas and an M.B.A. from the University of Missouri.

   M. Jeffrey Charney joined Homestore in June 1999 as Senior Vice President of Marketing and Communications. From June 1994 to June 1999, Mr. Charney served as Senior Vice President of Marketing and Communications for Kaufman and Broad Home Corporation, a real estate development company. Prior to joining Kaufman and Broad, Mr. Charney served as Director of Advertising and Employee Communications for Rockwell International from 1988 through 1994. Earlier, from 1982 through 1988, he managed public relations at Raytheon Corporation. Mr. Charney received his B.A. in journalism from the University of South Carolina and his M.A. in Journalism from Ohio State University.

   Catherine Kwong Giffen joined Homestore in April 1998 as Senior Vice President of Human Resources and Administration. Prior to joining Homestore, Ms. Giffen served from April 1994 to April 1998 as Vice President of Human Resources and Administration of Iwerks Entertainment, Inc., an entertainment company. Earlier, from January 1990 to April 1994, Ms. Giffen served as Vice President of Human Resources for the Real Estate Industries Division of BankAmerica Corporation and Vice President of Human Resources for the Securities Lending and Mortgage-Backed Securities Division of Security Pacific National Bank. Ms. Giffen received a B.A. in political science from the University of California at Los Angeles.

   David M. Rosenblatt joined Homestore in October 1998 as Senior Vice President, Corporate Development and General Counsel. Prior to joining Homestore, Mr. Rosenblatt was Senior Product Manager for Intuit Inc.'s QuickenMortgage from August 1997 to October 1998. Prior to his tenure at Intuit, Mr. Rosenblatt founded and served as President of CyberSports, Inc., a software company, from January 1995 to February 1999. He practiced corporate law for Weil, Gotshal & Manges LLP and for Chadbourne & Parke LLP from 1990 to January 1996. Mr. Rosenblatt received an M.B.A. from the Harvard University Graduate School of Business, a J.D. from Northwestern University School of Law and a B.A. in accounting from Pennsylvania State University.

   Barbara T. Alexander has served as a director of Homestore since April 2001. Ms. Alexander is a Class I director. She currently serves as a Senior Advisor to UBS Warburg. Prior to becoming an advisor in October 1999, Ms. Alexander was a Managing Director, and founded and managed the Construction and Furnishings Group (North America), in the Corporate Finance Department of UBS Warburg. Ms. Alexander joined Dillon Read & Co., a predecessor firm, from Salomon Brothers in January 1992, where she was also a Managing Director in the Corporate Finance Department. Ms. Alexander is a member of the Board of Directors of Centex Corporation and CRH plc, a worldwide leader in construction products. Ms. Alexander received a B.S. and M.S. in theoretical mathematics from the University of Arkansas.

   L. John Doerr has served as a director of Homestore since August 1998. Mr. Doerr is a Class III director. He has been a general partner of Kleiner Perkins Caufield & Byers since September 1980. Prior to his tenure at Kleiner Perkins, Mr. Doerr was employed by Intel Corporation for five years. He serves on the boards of directors of Amazon.com, Inc., Intuit Inc., Drugstore.com, Inc., Martha Stewart Living, Omnimedia, Inc., Handspring, Inc., FreeMarkets, Inc. and Sun Microsystems, Inc. Mr. Doerr received a B.S.E.E and an M.E.E from Rice University and an M.B.A. from the Harvard University Graduate School of Business.

   Joe F. Hanauer has served as a director of Homestore since November 1996. Mr. Hanauer is a Class III director. Since 1988, Mr. Hanauer, through Combined Investments, L.P., has directed investments in companies primarily involved in real estate and financial services. Mr. Hanauer is former Chairman of Grubb & Ellis Company and former Chairman of Coldwell Banker Residential Group, Inc. Mr. Hanauer is a director of Grubb & Ellis Company and MAF Bancorp, Inc. Mr. Hanauer received a B.S. in business administration from Roosevelt University.

   William E. Kelvie: See "Item 1--Election of Directors."

   Kenneth K. Klein: See "Item 1--Election of Directors."

   Terrence M. McDermott has served as a director of Homestore since December 2000. Mr. McDermott is a Class I director. He has served as Executive Vice President of the National Association of REALTORS(R) since July 1997. From January 1993 to July 1997, Mr. McDermott served as Executive Vice President and Chief Executive Officer of the American Institute of Architects. Mr. McDermott received a B.A. in organizational development from the National College of Education.

   Richard A. Smith has served as a director of Homestore since April 2001. Mr. Smith is a Class I director. He has been Chairman and Chief Executive Officer of the Real Estate Division of Cendant Corporation since December 1997. Prior to this, Mr. Smith was President of the Real Estate Division of HFS Incorporated from October 1996 to December 1997 and Executive Vice President of Operations for HFS Incorporated from February 1992 to October 1996. Mr. Smith is a Director of NRT Incorporated. Mr. Smith received a B.S. in criminal justice from Columbus State University and a M.S. in criminal justice from Troy State University.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information relating to beneficial ownership of the Company's common stock as of February 28, 2001, by (1) each stockholder known by the Company to be the beneficial owner of 5% or more of the Company's common stock, (2) each of the Company's directors, (3) each executive officer listed in the summary compensation table and (4) all directors and executive officers as a group.

   Beneficial ownership is determined under rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to the Company's knowledge, the persons and entities named in the table have sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2001 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for each stockholder listed is c/o Homestore.com, Inc., 30700 Russell Ranch Road, Westlake Village, California 91362.

                                                                 Shares
                                                              Beneficially
                                                                 Owned
                                                           ------------------
Name of Beneficial Owner                                     Number   Percent
------------------------                                   ---------- -------
Richard A. Smith(1)....................................... 21,614,105  20.2%
  Cendant Corporation
L. John Doerr(2)..........................................  6,021,053   5.6
  Kleiner Perkins Caufield & Byers
Capital Research and Management Company(3)................  5,327,300   5.0
Terrence M. McDermott(4)..................................  4,025,640   3.8
  National Association of REALTORS(R)
Stuart H. Wolff, Ph.D.(5).................................  3,214,991   3.0
Michael A. Buckman(6).....................................    599,054     *
Joe F. Hanauer(7).........................................    456,347     *
  Ingleside Interests, L.P.
John M. Giesecke, Jr.(8)..................................    358,821     *
Peter B. Tafeen(9)........................................    263,722     *
David M. Rosenblatt(10)...................................    183,448     *
Kenneth K. Klein(11)......................................     42,666     *
Barbara T. Alexander......................................         --     *
William E. Kelvie.........................................         --     *
All 15 directors and executive officers as a group(12).... 37,245,708  34.3

--------
  *   Represents beneficial ownership of less than 1%.

 (1) Includes the shares held by Cendant, of which Mr. Smith is the Chairman and Chief Executive Officer of the Real Estate Division of Cendant. As part of the acquisition of Move.com, Inc. and Welcome Wagon International, Inc., Cendant has agreed that for the periods of time and in the circumstances described in the agreements relating to the acquisition, Cendant will vote the Homestore shares that it holds in the same manner and proportion as the votes cast by the holders of our voting stock other than Cendant or its affiliates. Mr. Smith disclaims beneficial ownership of shares held by Cendant. Also includes 2,500 shares held by Mr. Smith. The address of Cendant is 9 West 57th Street, 7th Floor, New York, NY 10019.

 (2) Includes 5,486,697 shares held by Kleiner Perkins Caufield & Byers VIII, 317,405 shares held by KPCB VIII Founders Fund, and 1,615 shares held by KPCB Information Sciences Zaibatsu Fund II. L. John Doerr is a general partner of the general partner of these funds. Mr. Doerr disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities. Also includes

      197,837 shares held by Mr. Doerr and 17,499 shares subject to options that are held by Mr. Doerr that are vested and exercisable as of April 29, 2001. The address of Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.

 (3) Based upon the information contained in a Form 13G, dated February 12, 2001, by Capital Research and Management Company, a registered investment advisor, Capital Research and Management Company beneficially owned 5,327,300 shares of Homestore's common stock at December 29, 2000 with no power to vote any of such shares and sole power to dispose all of such shares. The percentage beneficially owned at February 28, 2001 has been calculated based upon the share ownership information included in the Form 13G. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

 (4) Includes the shares held by the NAR, of which Mr. McDermott is the Executive Vice President. Mr. McDermott disclaims beneficial ownership of shares held by this association. The address of the NAR is 430 North Michigan Avenue, Chicago, IL 60611.

 (5) Includes 2,639,990 shares held in trust by Dr. Wolff, of which 459,380 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 30,728 shares per month. Also includes 575,001 shares subject to options that are exercisable as of April 29, 2001.

 (6) Includes 599,054 shares held by Mr. Buckman, of which 375,000 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 15,625 shares per month.

 (7) Includes 406,348 shares held by Ingleside Interests, L.P. Mr. Hanauer is a general partner of this entity. Mr. Hanauer disclaims beneficial ownership of shares held by this entity except to the extent of his pecuniary interest in this entity. Also includes 49,999 shares subject to options that are held by Mr. Hanauer that are vested and exercisable as of April 29, 2001.

 (8) Includes 67,990 shares held by Mr. Giesecke, of which 49,994 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 3,645 shares per month. Also includes 290,831 shares subject to options that are exercisable as of April 29, 2001.

 (9) Includes 149,498 shares held by Mr. Tafeen, of which 30,208 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 7,811 shares per month. Included in the shares held are 12,195 shares held in trust. Also includes 114,224 shares subject to options that are exercisable as of April 29, 2001.

(10) Includes 97,994 shares held by Mr. Rosenblatt, of which 4,834 are subject to our right to repurchase these shares. This right lapses with respect to 4,834 shares per month. Also includes 85,454 shares subject to options that are exercisable as of April 29, 2001.

(11) Includes 25,000 shares held by Mr. Klein. Also includes 17,666 shares subject to options that are held by Mr. Klein that are vested and exercisable as of April 29, 2001.

(12) Includes the shares beneficially owned by the persons and entities described in footnotes (1), (2) and (4)-(11). Also includes an additional 123,691 shares held by other officers, of which 15,103 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 4,166 to 6,770 shares per month. Included in the shares held are 2,200 shares held in trust. Also includes 342,170 shares subject to options held by those other officers that are exercisable as of April 29, 2001.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth all compensation paid or accrued during 2000, 1999 and 1998 to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for 2000, 1999 and 1998 was more than $100,000.

                                                                    Long Term
                                                                   Compensation
                                                                   ------------
                                              Annual Compensation   Securities
                                              --------------------  Underlying
Name and Principal Position              Year Salary ($) Bonus ($) Options (#)
---------------------------              ---- ---------- --------- ------------
Stuart H. Wolff, Ph.D................... 2000  212,115    275,000     400,000
  Chairman of the Board and Chief        1999  197,308    250,000     500,000
  Executive Officer                      1998  185,538    100,000   1,475,000
John M. Giesecke, Jr.................... 2000  172,691    100,320     200,000
  Executive Vice President, Chief        1999  157,846    100,000     100,000
  Operating Officer and Secretary        1998   71,417     29,000     375,000
Peter B. Tafeen......................... 2000  174,538    100,320     100,000
  Executive Vice President, Business     1999  157,846    100,000     134,375
  Development and Sales                  1998  156,442     52,500     125,000
Michael A. Buckman...................... 2000  199,051     62,500         --
  Senior Vice President, New Verticals   1999  127,019    250,000     750,000
                                         1998      --         --          --
David M. Rosenblatt..................... 2000  163,231     79,500         --
  Senior Vice President, Corporate       1999  152,077     48,000     175,000
  Development and General Counsel        1998   31,124     14,000     175,000

   Mr. Buckman commenced his employment in February 1999. Mr. Giesecke commenced his employment in June 1998. Mr. Rosenblatt commenced his employment in October 1998.

Employment-Related Agreements

   Dr. Wolff

   In August 1998, the Company entered into a three-year employment agreement with Stuart H. Wolff, Ph.D. Under this agreement:

   Compensation. Dr. Wolff initially received a base salary equal to $200,000 per year for the first year of the agreement. His salary can be increased by the board in subsequent years. Dr. Wolff's current base salary is $225,000. Dr. Wolff is also eligible to receive a target bonus of 100% of his base salary for that year. He also receives an automobile and cellular phone allowance of up to $4,800 per year.

   Acceleration of stock option vesting. If the Company is acquired or if a change in control of Homestore occurs, 50% of his then unvested options will immediately become vested.

   Termination of employment. If Dr. Wolff's employment is terminated without cause or if Dr. Wolff resigns for "good reason," he will be entitled to receive an amount equal to his annual base salary and his stock options will continue to vest for another 12 months. Good reason includes a material reduction in his duties or responsibilities or a reduction in his salary. "Cause" is defined as: (a) the executive's material breach of the agreement,
(b) conviction of the executive for any crime constituting a felony or moral turpitude, or any other criminal act against Homestore, or (c) willful misconduct which damages Homestore.

   Mr. Giesecke

   In June 1998, the Company entered into an at-will employment agreement with John M. Giesecke, Jr. Under this agreement:

   Compensation. Mr. Giesecke initially received a base salary of $130,000 per year. Mr. Giesecke's current base salary is $190,000 per year. He is also eligible to receive a target bonus of 40% of his base salary.

   Mr. Tafeen

   In September 1997, the Company entered into an at-will employment agreement with Peter B. Tafeen. Under this agreement:

   Compensation. Mr. Tafeen initially received a base salary of $140,000 per year. Mr. Tafeen's current base salary is $190,000 per year. He is also eligible to receive a target bonus of 40% of his base salary.

   Mr. Buckman

   In February 1999, the Company entered into an at-will employment agreement with Michael A. Buckman. Under this agreement:

   Compensation. Mr. Buckman initially received a base salary equal to $200,000 per year. Mr. Buckman's current base salary is $200,000 per year. Mr. Buckman may also be eligible to receive an annual bonus in an amount up to 35% of his base salary. Mr. Buckman will also be entitled to receive a supplemental cash bonus based upon the market price of our common stock during
(1) the eight week period following the anniversary of his employment agreement and (2) the year following the anniversary of his employment agreement. The total amount of this supplemental cash bonus will in no event exceed $450,000 for the first year or $700,000 for the second year and is subject to downward adjustment for the first year based on specified events occurring during the second year. Mr. Buckman will also receive customary employee benefits and reimbursement of relocation and travel expenses.

   Change in Control. In the event of a change in control of Homestore, an additional 25% of the then unvested shares subject to Mr. Buckman's stock option will immediately become vested.

   Mr. Rosenblatt

   In September 1998, the Company entered into an at-will employment agreement with David M. Rosenblatt. Under this agreement:

   Compensation. Mr. Rosenblatt initially received a base salary of $140,000 per year. Mr. Rosenblatt's current base salary is $190,000 per year. He is also eligible to receive a target bonus of 35% of his base salary.

   Mr. Charney

   In June 1999, the Company entered into an at-will employment agreement with
M. Jeffrey Charney. Under this agreement:

   Compensation. Mr. Charney initially received a base salary of $160,000 per year. Mr. Charney's current base salary is $170,000 per year. Mr. Charney may also be eligible to receive a target bonus of 35% of his base salary.

   Ms. Giffen

   In March 1998, the Company entered into an at-will employment agreement with Catherine Kwong Giffen. Under this agreement:

   Compensation. Ms. Giffen initially received a base salary equal to $120,000 per year. Ms. Giffen's current salary is $170,000. She is also eligible to receive a target bonus of 35% of her base salary.

Stock Option Grants in 2000

   The following table sets forth grants of stock options to our Chief Executive Officer and our four other most highly compensated executive officers in 2000.

   All options granted to these executive officers in 2000 are either incentive stock options or nonqualified stock options. Generally, 20% of these options vest and become exercisable one year after the date of grant; then vesting is on a monthly basis for 48 months. Subsequent grants normally vest and become exercisable monthly over 60 months. Some of these options are subject to acceleration upon a change of control of Homestore or termination of the optionee's employment. See "--Employment-Related Agreements." The options expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by the Board of Directors.

   Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

                                     Percentage                         Potential Realizable
                          Number of   of Total                            Value at Assumed
                          Securities  Options                       Annual Rates of Stock Price
                          Underlying Granted to Exercise            Appreciation for Option Term
                           Options   Employees    Price  Expiration ----------------------------
Name                      Granted(#)  in 2000    ($/Shr)    Date          5%            10%
----                      ---------- ---------- -------- ---------- ------------- --------------
Stuart H. Wolff, Ph.D...   400,000      5.35%    26.56    6/29/10   $   6,682,005 $   16,933,514
John M. Giesecke, Jr....   200,000      2.67%    26.56    6/29/10       3,341,003      8,466,757
Peter B. Tafeen.........   100,000      1.34%    26.56    6/29/10       1,670,501      4,233,378

   There were no option grants to Michael A. Buckman and David M. Rosenblatt during 2000.

   The percentage of total options granted to employees is based on options to purchase a total of 7,483,464 shares of common stock of Homestore granted during 2000.

   Dr. Wolff's option vests monthly over four years commencing on June 30, 2000. Mr. Giesecke's option vests monthly over four years commencing on June 30, 2000. Mr. Tafeen's option vests monthly over four years commencing on June 30, 2001.

Aggregated Option Exercises in 2000 and Option Values at December 31, 2000

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2000, and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2000, by our Chief Executive Officer and each of our four most highly compensated executive officers. Also reported are values of "in-the-money" options, which represent the positive spread between the exercise prices of outstanding stock options and the fair market value of $20.13 per share, based on the closing price of our common stock on December 31, 2000.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                           Number of                    Options at          In-the-Money Options at
                            Shares                   December 31, 2000         December 31, 2000
                           Acquired     Value    ------------------------- -------------------------
Name                      on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                      ----------- ---------- ----------- ------------- ----------- -------------
Stuart H. Wolff, Ph.D...       --     $      --    549,999      350,001    $5,562,500   $      --
John M. Giesecke, Jr....    23,750     2,799,136   217,906      266,684     2,873,905    1,698,460
Peter B. Tafeen.........    20,151     2,277,378   114,224      100,000     1,384,966          --
David M. Rosenblatt.....       --            --     82,121       38,334     1,306,161          --

                          RELATED PARTY TRANSACTIONS

   Other than compensation agreements and other arrangements, which are described under the heading in "Management," and the transactions described below, since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  .  in which the amount involved exceeded or will exceed $60,000, and

  . in which any director, executive officer, holder of more than 5% of our common stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest.

Operating Agreement with the National Association of REALTORS(R)

   In November 1996, we entered into an operating agreement with the NAR which governs how our subsidiary, RealSelect, operates the REALTOR.com(R) web site on behalf of the NAR. For a description of the operating agreement, please see our Annual Report on Form 10-K for 2000, filed with the SEC.

   Beginning in 1999, we are required to make quarterly payments to the NAR based on RealSelect's operating revenues.

   In 2000 and each year after 2000, RealSelect must pay the NAR annually the lesser of:

  .  5% of RealSelect's operating revenues; or

  . 15% of RealSelect's operating revenues less the percentage of our operating revenues paid to parties that provide us with real estate listings.

   This royalty payment is reduced by 2% to the extent earnings before interest and taxes are less than 10% of revenue, for that quarter.

   We paid the NAR $99,288 and approximately $1.8 million for 1999 and 2000, respectively, in royalties based on RealSelect's consolidated gross revenues as defined under this agreement, less sales commissions paid to third parties related to those revenues, less any costs from permitted marketing of information or data.

Loans to Executive Officers

   In August 1998, Dr. Wolff exercised options to acquire shares of the Company's common stock in exchange for a promissory note. In April 1999, Dr. Wolff, Mr. Giesecke, Mr. Tafeen, Mr. Buckman, Mr. Charney, Mr. Rosenblatt and Ms. Giffen exercised options to acquire shares of the Company's common stock in exchange for promissory notes due to the Company and, in the case of Dr. Wolff, which also includes related expenses. Additional information with respect to the outstanding balance of these promissory notes are as follows:

                                                                      Largest
                                 Shares                              Aggregate
                                Acquired                             Amount of
                                Upon the                Balance     Indebtness
                                Exercise             Outstanding at Outstanding
                                   of       Interest March 31, 2001 During 2000
Name                             Options    Rate (%)      ($)           ($)
----                            --------- ---------- -------------- -----------
Stuart H. Wolff, Ph.D. ........ 2,345,590 5.21--5.49   3,236,302     3,202,426
John M. Giesecke, Jr. .........   166,660    5.21         95,592       211,052
Peter B. Tafeen................   375,000    5.21        146,610       239,271
Michael A. Buckman.............   750,000    4.66      1,325,596     1,566,051
M. Jeffrey Charney.............    65,000    5.25        179,392       800,640
David M. Rosenblatt............   229,545    5.21        162,804       362,863
Catherine Kwong Giffen.........   150,000    5.21         93,689       208,401

   These notes are full recourse and collateralized by common stock of the Company and are due in 2003 with respect to Dr. Wolff and 2004 with respect to the other officers shown in the table.

Cendant Corporation

   In February 2001, pursuant to an Agreement and Plan of Reorganization dated as of October 26, 2000 (the "Merger Agreement"), the Company acquired Move.com, Inc. ("Move.com") and Welcome Wagon International, Inc. ("Welcome Wagon"), which were subsidiaries of Cendant Corporation ("Cendant"). Pursuant to the terms of the Merger Agreement, the Company issued approximately 21.4 million shares of common stock to Cendant in exchange for all of the outstanding shares of Move.com and Welcome Wagon and assumed approximately
3.2 million outstanding stock options of Move.com. In connection with the Merger Agreement, the Company entered into a series of agreements with Cendant.

   Commercial Agreements. In connection with the Merger Agreement, the Company entered into a Master Operating Agreement with Cendant under which the Company agreed to display on the Company's web sites listing data provided by Cendant or its affiliates under an exclusive license. Cendant also gave the Company a non-exclusive license to use other related data. The term of this agreement is 40 years. Other commercial agreements included: a web marketing agreement under which the Company agreed to display Cendant advertisements on the Company's web sites over a three year period; a Transaction Platform Marketing Agreement which provides that the parties will promote the Company's real estate transaction management platform technologies and use of the platform and key system components; and a Marketplace Agreement giving the Company the right to act as the exclusive advertising agent for Cendant web sites, the option to include a marketplace on Cendant web sites, an option to host these web sites and the exclusive right to sell some types of advertising on these web sites.

   Registration Rights. The Company also entered into a registration rights agreement with Cendant. Under the Merger Agreement and the registration rights agreement, the Company agreed to file a registration statement on Form S-3 and to keep it effective for up to one year in order to register the distribution from Cendant to certain of its security holders of some of the shares that Cendant received in the acquisition transaction (the "Distributable Shares"). In addition, commencing on the third anniversary of the closing date of the acquisition of Move.com and Welcome Wagon (the "Closing Date"), Cendant can request that the Company file a registration statement on up to three occasions covering the public resale of no more than 10% of the shares it received in the acquisition. The Company is required to effect only one registration statement in any 12 month period, and the Company does not have to keep it effective for more than 120 days. Cendant will also have piggyback registration rights after the first anniversary of the closing of the acquisition. The registration rights agreement terminates on the earlier of ten years or when all shares received in the acquisition may be resold in any 90 day period under Rule 144 of the Securities Act.

   Stockholder Agreement. The Company entered into a Stockholder Agreement with Cendant. Cendant has agreed to a ten-year standstill agreement that, in most circumstances, prevents Cendant from acquiring additional Homestore common stock. Cendant is also restricted in certain circumstances from seeking to control the Company's management, Board of Directors or policies during those ten years. Cendant is also subject to various restrictions on the transfer of its shares. The agreement contains voting restrictions lasting at least five years, including the obligation to vote shares in the same manner and proportion as cast by holders other than Cendant or its affiliates, and Cendant will be required to be present in person or by proxy at all meetings of stockholders. Cendant will not be able to exercise dissenter's rights. As part of the agreement, Cendant has the right to designate one person for election as a member of the Company's Board and to designate one non-voting observer, and pursuant to this right, Richard A. Smith was appointed as a director.

                         REPORT OF THE AUDIT COMMITTEE

   The following is the report of the Audit Committee (the "Committee") with respect to the Company's audited financial statements for 2000. The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any filings.

   The Committee's purpose is to assist the Board of Directors (the "Board") in its oversight of the Company's financial accounting, reporting and controls. The Board, in its business judgment, has determined that all members of the Committee are "independent" as required by listing standards of the Nasdaq National Market. The Committee operates under a charter approved by the Board in July 2000. A copy of the current charter is included as Appendix A to this proxy statement.

   Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Committee discussed with our independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   In performing its oversight role, the Committee considered and discussed the audited financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in its charter, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for 2000. The Committee and the Board also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as independent auditors.

   The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact "independent" as required by the Nasdaq National Market.

By the Audit Committee
of the Board of Directors

William E. Kelvie
Kenneth K. Klein

Fees Billed For Services Rendered By Independent Auditors

   For the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP, our independent auditors, billed approximately:

       Audit and reviews of Form 10-Q............................... $  249,000
       Other non audit services.....................................  2,652,000

                     REPORT OF THE COMPENSATION COMMITTEE

To The Board of Directors

   This Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

   The Compensation Committee of the Board of Directors (the "Committee") makes final decisions regarding compensation and stock option grants to executive officers. The Committee is composed of two non-employee directors, none of whom have any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Policy

   The Committee acts on behalf of the Board to establish the general compensation policy of the Company. The Committee reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company each year. The Committee also administers the Company's incentive and equity plans, including the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan. The Committee believes that in this highly competitive emerging marketplace, equity compensation provides the best incentive to encourage outstanding performance and align management and stockholder interests.

   The Committee's philosophy in compensating executive officers and certain other key employees of the Company is to relate compensation to corporate, business unit and individual performance, and increases in shareholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. Consistent with this philosophy, annual salary adjustments and the incentive component of executive officer compensation is determined after a review of the Company's and individual's performance for the previous year. The long-term equity incentives for executive officers are stock options granted under the option plan. During 2000, to ensure the compensation program is competitive and appropriate, the Committee retained an independent consulting firm to review the compensation policy for its executives compared to other companies considered comparable to the Company in terms of size, type of business, performance, position and compensation philosophy. The Committee also uses salary surveys obtained annually for reference purposes, but its salaries are not targeted to a specific level of comparable compensation. In preparing the performance graph for this Proxy Statement, the Company used the JPMorgan H&Q Technology Index as a business index. Certain companies included in the JPMorgan H&Q Technology Index were excluded because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

2000 Executive Compensation

   Executive compensation for 2000 included base salary, cash bonuses and stock option grants. Base salaries for the Company's executive officers are evaluated annually and are based on the executive's contribution to

Company performance, level of responsibility, experience and breadth of knowledge. In January 2001, the Committee approved a bonus plan for the Company's executives for 2000 performance based on the following measures:
Company revenue, Company earnings, and personal "Characteristics of Excellence." The Committee did not assign specific weightings to these individual measures. These bonuses ranged from approximately 25% to 125% of base salary.

   The Company has in the past relied heavily on long-term equity-based compensation to compensate and incentivize its executive officers. In 2000, stock options were granted to executive officers to aid in retaining them and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joined the Company, in connection with the significant change in responsibilities and, occasionally, to achieve equity within the executive's peer group and comparable companies. The number of shares granted is within the discretion of the Committee and is based on anticipated future contribution to corporate and/or business unit results, past performance, and work consistency within the executive's peer group. Generally, 20% of these options vest and become exercisable one year after the date of grant; then vesting is on a monthly basis for 48 months. Subsequent grants normally vest and become exercisable monthly over 60 months.

2000 CEO Compensation

   Dr. Stuart Wolff was hired by the Company pursuant to an employment agreement dated August 1998 with a base salary of $200,000 and a target bonus of up to 100% of his base salary for that year, and thereafter, at a rate mutually agreed to by the Committee and which reflects the executive's level of contribution to the Company. For the year ended December 31, 2000, Dr. Wolff's salary compensation was $225,000. The Committee solicited input from all of the Company's Board members concerning Dr. Wolff's performance as part of the process of determining Dr. Wolff's total compensation for 2000. Based on this input, and (i) the Company meeting its financial and operational goals for 2000, such as reaching cash profitability in the third quarter of 2000,
(ii) the Company's successful follow-on public offering, which raised over $400 million for the Company, (iii) Dr. Wolff's leadership while the Company sustained 213% year-over-year revenue growth, (iv) the number of vested and unvested options held by Dr. Wolff, and (v) the Company's strategic alliances and acquisitions completed in 2000, the Committee awarded Dr. Wolff a bonus of $275,000 and granted him stock options to purchase a total of 400,000 shares of the Company's common stock.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

   The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986. The 1999 Stock Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for 2001 for any executive officer to exceed $1,000,000.

By the Compensation Committee
of the Board of Directors

L. John Doerr
Joe F. Hanauer

                            STOCK PERFORMANCE GRAPH

   The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

   The following graph compares, for the period that the Company's common stock has been registered under Section 12 of the Exchange Act (which commenced on August 4, 1999), the cumulative total stockholder return for (i) the Company, (ii) the Composite Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index"), and (iii) the JPMorgan H&Q Technology Index. This graph assumes the investment of $100 on August 5, 1999 (the first trading day) in the Company's common stock, the Nasdaq Index and the JPMorgan H&Q Technology Index, and further assumes no payment or reinvestment of dividends.


                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                              H&Q               NASDAQ MARKET
(Fiscal Year Covered)      HOMESTORE.COM INC.   INTERNET INDEX    INDEX-U.S.
---------------------      ------------------   --------------    ------------
-
Measurement Pt- 8/5/99     $100                 $100              $100
FYE     8/31/99            $263.13              $105.28           $107.07
FYE     9/30/99            $208.44              $116.54           $107.2
FYE    10/29/99            $234.69              $128.86           $115.79
FYE    11/30/99            $326.25              $162.4            $129.87
FYE    12/31/99            $371.25              $225.6            $158.44
FYE   1/31/2000            $487.81              $211.52           $152.57
FYE   2/29/2000            $341.56              $268.91           $181.58
FYE   3/31/2000            $243.75              $235.64           $177.84
FYE   4/28/2000            $ 91.25              $177.58           $149.58
FYE   5/31/2000            $117.81              $149.4            $131.54
FYE   6/30/2000            $145.94              $174.81           $154.62
FYE   7/31/2000            $175                 $163.89           $146.24
FYE   8/31/2000            $270.94              $190.15           $163.52
FYE   9/29/2000            $233.75              $168.16           $142.27
FYE  10/31/2000            $170                 $142.47           $130.55
FYE  11/30/2000            $122.5               $ 95.01           $100.65
FYE  12/29/2000            $100.63              $ 86.8            $ 92.25

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely on its review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2000 were met in a timely manner by the reporting persons.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

   Proposals of stockholders which are intended to be presented by such stockholders at the Company's 2001 annual meeting must be received by the Company no later than December 13, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

           ADVANCE NOTICE PROCEDURES FOR NEXT YEAR'S ANNUAL MEETING

   The Company hereby advises stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders but not submitted for inclusion in the Company's proxy statement) will be considered untimely under the Company's bylaws unless it is received between February 9, 2002 and March 11, 2002.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Westlake Village, CA
April 16, 2001
                                          By Order of the Board of Directors,

                                          /s/ JOSEPH J. SHEW
                                          Joseph J. Shew
                                          Senior Vice President, Chief
                                          Financial Officer and Assistant
                                          Secretary

                                                                     APPENDIX A

                              HOMESTORE.COM, INC.
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Homestore.com, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . Monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

  . Review and evaluate the independence and performance of the Company's independent auditors; and

  . Facilitate communication among the Company's independent auditors, the Company's financial and senior management and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this Charter of the Audit Committee of the Board of Directors ("Charter"). In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   As of the date this Charter is adopted and until June 13, 2001, the Committee shall consist of at least three members of the Board. At least a majority of the members shall be persons who are not officers, employees or consultants of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

   Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. In connection with the Committee's review of the annual financial statements:

  . Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

  . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. In connection with the Committee's review of the quarterly financial statements:

  . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

  . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

   The Chairman of the Committee on behalf of the full Committee may undertake this discussion.

4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

10.  Review the independent auditors' audit plan.

11. Approve the fees and other significant compensation to be paid to the independent auditors.

12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

15. Review and reassess the adequacy of the Committee's Charter at least annually. Submit the Charter to the Company's Board of Directors for review and include a copy of the Charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this Charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Please mark  [X]
                                                                                                     your votes as
                                                                                                      indicated in
                                                                                                      this example


1. ELECTION OF DIRECTORS.      NOMINEES: William E. Kelvie and Kenneth K. Klein            2. RATIFICATION OF APPOINTMENT OF
                               (INSTRUCTIONS: To withhold authority to vote for any            PRICEWATERHOUSECOOPERS LLP AS
                               individual nominee with the name of that nominee in             ACCOUNTANTS.
                               the space below.)

       FOR all nominees          WITHHOLD
     listed to the right         AUTHORITY
     (except as marked    to vote for all nominees
      to the contrary)      listed to the right                                                   FOR     AGAINST   ABSTAIN
            [_]                    [_]                                                            [_]       [_]        [_]

3. OTHER BUSINESS. In their discretion, the Proxy Holders        I WILL ATTEND  [_]    The undersigned hereby ratifies and confirms
   are authorized to vote upon such other business as may                            all that the Proxy Holders, or any of them, or
   properly come before the Annual Meeting or any                                    their substitutes, shall lawfully do or cause
   postponements or adjournments thereof. The Board of                               to be done by virtue hereof, and hereby revokes
   Directors at present knows of no other business to be                             any and all proxies heretofore given to the
   presented by or on behalf of the Company or the Board                             undersigned to vote at the Meeting. The
   of Directors at the Annual Meeting.                                               undersigned acknowledges receipt of the Notice
                                                                                     of Annual Meeting of Stockholders, the Proxy
                                                                                     Statement accompanying said Notice and the
                                                                                     audited Financial Statement delivered with or
                                                                                     prior to said Notice.

                                                                                     Dated___________________________________, 2001

                                                                                     ______________________________________________
                                                                                     (Please Print Name)

                                                                                     ______________________________________________
                                                                                     (Signature of Holder of common stock)

                                                                                       (Please date this Proxy and sign above as
                                                                                     your name(s) appear(s) on this card. Joint
                                                                                     owners each should sign personally. Corporate
                                                                                     proxies should be signed by an authorized
                                                                                     officer. Executors, administrators, trustees,
                                                                                     etc. should give their full titles).

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

--------------------------------------------------------------------------------

                              Homestore.com, Inc.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned holder(s) of Homestore.com, Inc. (the "Company") common stock hereby nominate(s), constitute(s) and appoint(s) Stuart H. Wolff and John M. Giesecke and each of them, the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company located at 30700 Russell Ranch Road, Westlake Village, California on May 10, 2001 at 2:00 p.m., local time, or any postponements or adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2. THE PROXY WHEN PROPERLY EXECUTED SHALL BE VOTED IN ACCORDANCE AS DIRECTED. IF NO DIRECTION IS MADE FOR A GIVEN PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.


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